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                                                                 Exhibit (11)(d)







                              February 27, 1998




The Galaxy Fund
4400 Computer Drive
Westboro, Massachusetts  01581-5108


Ladies and Gentlemen:

     We hereby consent to the reference to us under the caption "Counsel" in the Statements of Additional Information that relate to your Massachusetts Municipal Bond Fund, Rhode Island Municipal Bond Fund and Massachusetts Municipal Money Market Fund that are included in Post-Effective Amendment No. 32 to your Registration Statement on Form N-1A (No. 33-4806), which you have informed us is to be filed with the Securities and Exchange Commission.

                              Very truly yours,


                              /s/Ropes & Gray
                              -----------------
                              Ropes & Gray